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                                                                   Exhibit 10.25

Phoenix International Life Sciences Inc.
November 18, 1998
Page 1



                                                 November 18, 1998



Phoenix International Life Sciences Inc.
c/o Paul DeFilippo, Esquire
GIBBONS, DEL DEO, DOLAN, GRIFFINGER & VECCHIONE
One Riverfront Plaza
Newark, NJ 07102-5497

     RE: CHRYSALIS INTERNATIONAL CORPORATION AND ITS AFFILIATED COMPANIES ("BORROWER") WITH FIRST UNION NATIONAL BANK ("BANK")

Gentlemen:

         On this date, Phoenix International Life Sciences Inc. ("Phoenix"), a Canadian corporation, has executed and delivered to Bank its Unconditional Guaranty.

         To secure its liabilities and obligations under the Unconditional Guaranty, Phoenix has executed and delivered to Bank its Pledge and Assignment Agreement.

         In consideration of the execution and delivery by Phoenix to Bank of the Unconditional Guaranty and the Pledge and Assignment Agreement, Phoenix shall have the right, at its option, exercisable on five (5) days' prior written notice to Bank, to acquire from Bank all right, title and interest of Bank in and to the Loan Documents (as defined in the Unconditional Guaranty), and all mortgages, liens and security interests which secure any obligations under the Loan Documents. At closing, Bank shall transfer, convey, assign, endorse and deliver to Phoenix all of its right, title and interest in the Loan Documents and all mortgages, liens and security interests securing or evidencing same, free and clear of all liens, claims and encumbrances.

         The consideration payable for the acquisition by Phoenix of Bank's rights as set forth herein shall be the outstanding principal indebtedness under the Term Note, all accrued and unpaid interest thereon and all sums reimbursable to Bank in connection therewith (including, without limitation, reasonable attorneys' fees). Payment of such consideration may be made by Phoenix's irrevocable direction to liquidate the Collateral for the Unconditional Guaranty.

         The sale and assignment by Bank to Phoenix hereunder shall be without warranty, representation or recourse of any kind or of any nature whatsoever, except (1) that Bank shall warrant and represent that Bank has not previously sold, assigned



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Phoenix International Life Sciences Inc.
November 18, 1998
Page 2

or transferred such indebtedness or any rights attendant thereto, (2) that Bank has free and clear title to and the power and authority to sell and assign such indebtedness and rights to Phoenix, and (3) that the consideration payable by Phoenix represents the amount due to Bank from Borrower.

         It shall be a condition precedent to the exercise by Phoenix of the option to acquire the indebtedness evidenced by the Term Note that the Unconditional Guaranty of the indebtedness of Borrower owing Bank and the Pledge and Assignment Agreement to secure such liabilities and obligations be in full force and effect, and that Bank shall have a perfected interest in the collateral described in the Pledge and Assignment Agreement.

         If the foregoing accurately sets forth our agreement and understanding concerning the subject matter of this letter, please execute this letter in the space provided below and return it to the undersigned.

                                   Very truly yours,

                                   FIRST UNION NATIONAL BANK


                                   By:       /s/ Elizabeth B. Styer
                                      ------------------------------------------
                                      Elizabeth B. Styer, Senior Vice President



The undersigned, intending to be legally bound, hereby acknowledges and consents to the terms set forth in the foregoing letter this 18th day of November, 1998.

PHOENIX INTERNATIONAL LIFE
SCIENCES INC.


By:     /s/ Jean-Yves Caloz
   -----------------------------------
      Name:   Jean Yves Caloz
      Title:  Senior Vice President
              and Secretary